UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 20th, 2015

Commission File Number: 333-152002

ROI LAND INVESTMENTS LTD.

(Exact name of registrant as specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	26-1574051 (I.R.S. Employer Identification No.)

825 Lebourgneuf Blvd, Suite 315

Quebec, QUEBEC G2J 0B9

(Address of principal executive offices)

Tel: 888 351-7004

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On October 20th, 2015, ROI Land Investments Ltd. (the “Company”) executed the final of several binding Agreements to acquire 250 acres, or 10.9 million square feet of land in Montgomery County, Texas, for approximately $8.3 million. ROI intends to develop 900 residential housing units on the property, which is located 40 miles northwest of downtown Houston and adjacent to the city of Conroe. The acquisition is expected to close in the first quarter of 2016.

Item 9.01       Exhibits.

(d) Exhibits.

99.1        Property Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23rd, 2015

ROI LAND INVESTMENTS, LTD.

By: /s/ Sami Chaoucher
Sami Chaouche, Director Executive Chairman